SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 22, 2005

ADVANCED CELL TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-50295	87-0656515
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

381 Plantation Street, Worcester, MA 01605
(Address of principal executive offices, including zip code)

(508) 756-1212
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                       ENTRY INTO A MATERIAL AGREEMENT

Amendment to Employment Agreement

On September 16, 2005, Advanced Cell Technology, Inc., a Nevada corporation (the “Company”), entered into an amendment of the Employment Agreement with James G. Stewart, its Chief Financial Officer, a copy of which amendment is filed herewith as Exhibit 10.1 and incorporated herein by reference. The amendment provides for an increase in Mr. Stewart’s annual salary from $235,000 to $245,000. In connection with the execution of the amendment to Mr. Stewart’s Employment Agreement, the Company has provided Mr. Stewart with an advance on his annual bonus in an amount equal to $40,000.

Stock Option Agreements under the Company’s 2005 Stock Incentive Plan

In connection with the execution of the amendment to Mr. Stewart’s Employment Agreement, the Company has granted Mr. Stewart options to purchase an additional 250,000 shares of Common Stock of the Company under the Company’s 2005 Stock Incentive Plan.  The options vest monthly over a four-year period and vesting is contingent on Mr. Stewart’s continued employment with the Company.  The options are subject to the terms and conditions of the Company’s 2005 Stock Incentive Plan and the Stock Option Agreement memorializing the award.

In addition, on September 16, 2005, the Company granted Dr. Robert P. Lanza, the Company’s Chief Scientific Officer, options to purchase an additional 250,000 shares of Common Stock of the Company under the Company’s 2005 Stock Incentive Plan.  The options were fully vested upon issuance and are subject to the terms and conditions of the Company’s 2005 Stock Incentive Plan and the Stock Option Agreement memorializing the award.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)               Exhibits. The following exhibit accompanies this Report:

Exhibit No.	Exhibit Description

10.1	Amendment to Employment Agreement of James G. Stewart

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED CELL TECHNOLOGY, INC.

	By:	/s/ William M. Caldwell, IV
William M. Caldwell, IV
Chief Executive Officer

Dated: September 22, 2005

EXHIBITS

Exhibit No.	Exhibit Description

10.1	Amendment to Employment Agreement of James G. Stewart